Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (“Fourth Amendment”) is made and entered into effective as of February 14, 2012 (“Effective Date”), by and between Castro Mountain View, LLC, a California limited liability company, and CP6CC, LLC, a Delaware limited liability company, as tenants in common (collectively, the “Landlord”) and Vivus, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.           WHEREAS, Landlord’s predecessor in interest and Tenant entered into that certain Lease Agreement dated October 16, 2006 (“Original Lease”), as amended by a First Amendment to Lease dated November 18, 2008 (the “First Amendment”), for approximately 14,237 square feet of leasable space located at 1172 Castro Street which is part of a two building complex (“Complex”), in the City of Mountain View, County of Santa Clara, State of California (the “Original Premises”);

B.             WHEREAS, Landlord and Tenant subsequently entered into a Second Amendment to Lease dated November 12, 2009 (the “Second Amendment”) for the addition to the Original Premises of approximately 3,769 square feet of leasable space located at 1174 Castro Street, Suite 210 in the City of Mountain View, County of Santa Clara, State of California (the “First Expansion Space”);

C.             WHEREAS, Landlord and Tenant subsequently entered into a Third Amendment to Lease dated December 3, 2010 (the “Third Amendment”) for the extension of the term of the Original Lease for the Original Premises and the First Expansion Space to July 31, 2012, among other things (the Original Lease, First Amendment, Second Amendment, and the Third Amendment are collectively referred to herein as the “Lease”); and

D.            WHEREAS, Landlord and Tenant desire to amend various provisions of the Lease on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Landlord and Tenant, the parties do hereby agree as follows:

1.                                      Second Expansion Space.

Commencing on March 15, 2012 (“Second Expansion Space Commencement Date”) and continuing through March 31, 2017 (“Additional Expansion Period”), the Leased Premises is hereby expanded to include Suite 200, located in the 1174 Castro Street building, Mountain View, California, consisting of approximately 4,914 square feet (the “Second Expansion Space”).  The building known as 1174 Castro Street, Mountain View, California, 94040 is outlined on Exhibit A attached hereto and incorporated herein by reference.

2.                                      Lease Term and Option to Extend.

a.                                       Lease Term, Option to Extend, and Rent for Original Premises and First Expansion Space.

Pursuant to a letter dated January 24, 2012, Tenant has exercised its option to extend the Term of the Lease for the Original Premises and the First Expansion Space, as provided in Section 3 of the Third Amendment, for a period of twelve (12) months commencing on August 1, 2012 and terminating on July 31, 2013 (“Extension Term”).

During the Extension Term of August 1, 2012 to July 31, 2013, Tenant shall pay to Landlord Base Monthly Rent (also referred to in the Lease as Minimum Rent) for the Original Premises and the First Expansion Space on the first day of each month in equal monthly installments without offset or deduction, as follows:

Period	Original Premises Base Monthly Rent (14,237 sq ft)	First Expansion Space Base Monthly Rent (3,769 sq. ft)	Base Monthly Rent (total per month) (18,006 sq. ft).
8/1/2012 to 7/31/2013	$34,650.25	$10,364.75	$45,015.00

In addition to the payment of Base Monthly Rent, Tenant shall continue to pay Additional Rent for the Original Premises and the First Expansion Space as set forth in the Third Amendment during the period of August 1, 2012 to July 31, 2013.  Monthly Base Rent shall be NNN.

Tenant has exercised its one remaining option to extend the Term under the Lease.  However, Tenant shall have one additional option to extend the Term of the Lease beyond July 31, 2013 for an additional twelve (12) months commencing on August 1, 2013 and terminating on July 31, 2014 under the same terms and conditions as stated in the Lease under Article 15.

The notice period of not less than nine months prior to the expiration of the Lease Term required by Section 15.1 shall apply to this one additional option.

b.                                       Lease Term and Option to Extend for Second Expansion Space.

i.                                          Term of Lease for Expansion Space.  The Term of the Lease is hereby extended to March 31, 2017 with respect to the Second Expansion Space.

ii.                                       Option to Extend Lease for Second Expansion Space.  Tenant shall have one (1) option to extend the Term of the Lease for the Second Expansion Space beyond March 31, 2017 for an additional sixty (60) months commencing on April 1, 2017 and terminating on March 31, 2022 under the same terms and conditions as stated in Article 15 of the Lease, except that:

(a) the Base Monthly Rent for the sixty (60) month option period shall be at 95% of Fair Market Rent (as defined in the Lease), with annual increases as determined as part of the process as set forth in Article 15 of the Lease; and

(b) the notice period of not less than nine (9) months prior to the expiration of the Lease Term required by Section 15.1 (a) of the Lease shall be reduced to a period of not less than six (6) months prior to the expiration of the Lease Term.

3.                                      Base Monthly Rent and Additional Rent for Second Expansion Space.

In addition to Base Monthly Rent (also referred to in the Lease as Minimum Rent) for the Original Premises and the First Expansion Space as set forth in the Third Amendment, during the Additional Expansion Period, Tenant shall pay to Landlord Base Monthly Rent for the Second Expansion Space on the first day of each month in equal monthly installments without offset or deduction, as follows:

Period	Second Expansion Space Base Monthly Rent (total per month)
3/15/2012 - 4/30/2012	$0.00
5/1/2012 - 3/31/2013	$13,513.50
4/1/2013 - 3/31/2014	$13,918.91
4/1/2014 - 3/31/2015	$14,336.47
4/1/2015 - 3/31/2016	$14,766.56
4/1/2016 - 3/31/2017	$15,209.56

In addition to the payment of Additional Rent for the Original Premises and the First Expansion Space as set forth in the Third Amendment, during the Additional Expansion Period, Tenant shall also pay to Landlord Additional Rent for the Second Expansion Space during the Additional Expansion Period.  Tenant’s Expense Share for the Second Expansion Space shall mean the percentage obtained by dividing the rentable square footage of the Second Expansion Space at the time of the calculation by the rentable square footage of the Building (for Tenant’s Expense Share of the Building) and by the rentable square footage of the Complex (for Tenant’s Expense Share of the Complex).  In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Second Expansion Space or the Complex is otherwise changed, Tenant’s Expense Share for the Second Expansion Space shall be recalculated to equal the percentage described in the second sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Complex shall equal 100%.

Such percentages are as follows for the various suites leased by Tenant:

Suite	Square Footage	Tenant’s Expense Share of the Building	Tenant’s Expense Share of the Complex
Original Premises	14,237	100% of Building 1172	34.3%
First Expansion Space (Suite 210)	3,769	13.22% of Building 1174	8.82%
Second Expansion Space (Suite 200)	4,914	17.25% of Building 1174	11.50%

4.                                      Increase in Security Deposit.  Tenant shall deposit with Landlord, concurrently with Tenant’s execution of this Fourth Amendment, the amount $21,794.32 as an additional security deposit for the performance by Tenant of the terms of this Lease to be performed by Tenant, thereby increasing Tenant’s Security Deposit under the Lease to $48,132.77.  The Security Deposit shall be governed by the provisions of Section 3.7 of the Original Lease.

5.                                      Tenant Improvement Allowance.  Upon execution of this Fourth Amendment by Landlord and Tenant, and approval of this Fourth Amendment by the Current First Lender, Landlord agrees to pay Tenant a Tenant Improvement Allowance (“TIA”) at the rate of fifteen dollars ($15.00) per square foot of the Second Expansion Space.  Any cost or expense of Tenant’s improvements to the Second Expansion Space shall be the responsibility of Tenant.

6.                                      Condition of Second Expansion Space.  In consideration for Landlord giving the TIA to Tenant as set forth in Section 5 above, Tenant agrees to take the Second Expansion Space in its “as is” condition on the Second Expansion Space Commencement Date.

7.                                      Brokers.  Tenant represents and warrants that it is not represented by a real estate broker or finder in connection with this Fourth Amendment.  Landlord shall pay any and all commissions and/or fees which are due to Landlord’s broker in connection with this Fourth Amendment pursuant to the terms of a separate agreement.  If any person or entity makes a claim for a commission, finder’s fee or other similar compensation in connection with this Fourth Amendment based upon any contact, dealings or communication with Tenant, then Tenant shall, at its cost and expense defend Landlord from such claim, and shall indemnify and hold Landlord harmless from all costs, damages, claims, liabilities and expenses (including, without limitation, reasonable experts’ and attorneys’ fees and costs) incurred by Landlord in defending against the claim.

8.                                      Approval of Landlord’s Lender.  This Fourth Amendment is subject to and conditioned upon Landlord obtaining the approval for this Amendment from the Landlord’s existing 1st mortgage lender (the “Current First Lender”). Landlord shall use commercially reasonable efforts to obtain such approval, including delivering a copy of this Amendment to the Current First Lender within three (3) business days of the full execution of this Amendment. Landlord shall provide prompt written notice to Tenant of its receipt of the approval of the Current First Lender to this Amendment (in which case, the condition in this Section 8 shall be deemed satisfied) or the disapproval of the Current First Lender to this Amendment (in which case, this Amendment shall be terminated and of no further force and effect).

9.                                      No Offer.  Preparation of this Fourth Amendment by Landlord or Landlord’s agent and submission of the same to Tenant shall not be deemed an offer to Tenant to lease.  This Fourth Amendment shall become binding upon Landlord and Tenant only when fully executed by both parties.

10.                               Miscellaneous.  All terms not specifically defined herein are as defined in the Lease.  Except as amended or modified by this Fourth Amendment, all terms and conditions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant shall be bound thereby.  This Fourth Amendment may be executed in one or more counterparts, which counterparts shall together constitute an original document.  In the event of a conflict between the terms of this Fourth Amendment and the terms of the Lease, the terms of this Fourth Amendment shall prevail and be controlling.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Fourth Amendment to Lease, to be effective as of the Effective Date.

Tenant:

VIVUS, Inc., a Delaware corporation

By:

Title:

Date Executed: :

(Landlord’s signature on following page)

Landlord:

Castro Mountain View, LLC,
a California limited liability company

By:	West Valley Properties, Inc.,
a California corporation, its Manager

By:

Title:

Date Executed:

By:	Guardian Equity Growth, Inc.,
a California corporation, its Manager

By:

Title:

Date Executed: :

CP6CC, LLC, a Delaware limited liability company

By:	Cupertino Partners VI, a California limited
partnership, its Sole Member
By: West Valley Properties, Inc., a
California corporation, its General Partner

By:

Title:

Date Executed: :

EXHIBIT A

SITE PLAN